Exhibit 10.1

May 16, 2024

General Atomics

Attn: Kevin Downey

3550 General Atomics Court
San Diego, California 92121

RE:	Agreement Extension to the Cost Share Funding Assumption Agreement

Kevin,

This letter is to confirm the extension of the Cost Share Funding Assumption Agreement dated November 1, 2021, by and between General Atomics (GA) and Rare Element Resources, Inc. (RER) (together the “Parties) (the “Agreement”), until such time as the Parties engage in an amendment of the Agreement as set forth below (the “Agreement Extension”). Further, during the Agreement Extension, RER has agreed to provide additional cash advances to GA for the rare earth demonstration project (“Project”) as set forth below.

By GA’s acceptance of this letter agreement, the Parties agree as follows (certain defined terms not defined herein, are set forth in the Agreement):

1.Amended Cost Share Funding Assumption Agreement. The Parties agree to negotiate in good faith an agreement amendment to address the overall additional non-federal Project funding to be provided by RER as well as other key business terms relating to RER’s assumption of certain Project costs, to be completed no later than 60 days from the date of this letter agreement (“Agreement Amendment”).
2. Cash Advances. RER shall pay GA cash advances up to an additional $2,500,000 (“Cash Advances”) during the Agreement Extension. It being understood that a Cash Advance of $1,500,000 is being requested by GA before the end of May 2024, and the remainder cannot be advanced until the DOE has provided approval of the Budget Period 2 (BP2) modification request which is currently pending with the DOE.
3.Limitation on Cash Advances. In no event shall the Cash Advances, plus Agreement payments already advanced to GA, exceed the total RER Assumed Cost Share in the amount of $24,200,000.
4.Agreement Amendment Accounting of Cash Advances. GA shall account for the Cash Advances received toward the RER Assumed Costs in the Agreement Amendment.
5.Entire Agreement. This Agreement Extension constitutes the entire agreement as to the amendment of the Agreement intention and Cash Advances and does not alter, nor amend, any other term of the Agreement.

PO Box 271049 Page 1P: 720-278-2460

Littleton, CO 80122

Professional Regards,

/s/ Ken Mushinski

Ken Mushinski

President and Chief Executive Officer

Agreed to and accepted by:

General Atomics

Name: ___Alec Gordon______________

Title: ____________________________

Date: ___May 21, 2024______________

PO Box 271049 Page 2P: 720-278-2460

Littleton, CO 80122